Exhibit 99.1



For Immediate Release                                Contact: Oscar Smith
                                                              Gene Bertcher
                                                              (972) 407-8400


                       CABELTEL INTERNATIONAL CORPORATION
                         ANNOUNCES THIRD QUARTER RESULTS

Dallas (November 14, 2007) - CabelTel International Corporation (AMEX: GBR) (the "Company") today announced a net profit of $105,000 or $0.11 per share for the three months ended September 30, 2007 compared to a loss of $128,000 or $0.13 per share for the same period in 2006. For the nine months ended September 30, 2007, the Company reported a loss of $328,000 or $0.33 per share compared to a profit of $1.1 million or $1.11 per share during the comparable periods in 2006. The Company earned $145,000 or $0.15 per share from continuing operations during the nine months ending September 30, 2007 compared to a continuing operations profit of $880,000 or $0.90 per share during the same period in 2006.

The Company recorded an impairment loss of $314,000 in the quarter ended March 31, 2007. The assets and liabilities being transferred have been reflected as Assets and Liabilities Held for Sale on the Company's balance sheets for the respective periods. The Company has an agreement to transfer its ownership of the Gainesville Outlet Mall and approximately 40 acres of adjacent, vacant land to an independent third party and anticipates that the transaction will close in the fourth quarter of 2007.

Key items for the three and nine months ended September 30, 2007 compared to the same period in 2006 were:

o For the three and nine months ended September 30, 2007, the Company recorded revenues of $751,000 and $2.2 million for its real estate operations, as compared to $708,000 and $2.1 million for the three and nine months ended September 30, 2006. The increases in revenue represent rate increases at the Company's retirement community which is fully occupied and anticipated to remain so during 2007

o For the three and nine months ended September 30, 2007, real estate operating expenses were $294,000 and $924,000, as compared to $313,000 and $1.0 million for the three and nine months ended September 30, 2006. The decrease was due to an overall decrease in operating expenses

o General and administrative expenses for the three and nine months ended September 30, 2007 were $225,000 and $699,000 compared to $202,000 and $765,000 for the same periods in 2006. 2007 includes $29,000 for prior year income taxes. In 2006 the Company incurred approximately $80,000 in payroll and consulting fees not incurred in 2007. In general there was an overall reduction in administrative costs in the latter part of 2006 which has had the effect of lower administrative costs in 2007.



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o For the three and nine months ended  September 30, 2007,  interest  income was
$28,000 and $84,000, as compared to $95,000 and $417,000 for the three and nine months ended September 30, 2006. During the first quarter of 2006, the Company recorded interest income of $307,000 on loans for funds that were advanced to CableTEL AD for operating expenses. The balance of the interest income is from current and former notes receivable held by the Company.

o There was no interest expense for the three and nine months ended September 30, 2007, as compared to $91,000 and $486,000 for the three and nine months ended September 30, 2006. During the first quarter of 2006, the Company recorded interest expense of $307,000 on loans it made to acquire funds which were provided to CableTEL AD for operating expenses. The interest expense equaled the interest income.

o Other income was $77,000 and $142,000 for the three and nine months ended September 30, 2007, compared to $101,000 and $1.6 million for the three and nine month periods ended September 30, 2006. The income in 2006 was due almost entirely to the Company's rescinding its acquisition of CableTEL AD for which it received and recorded a break up fee of $1.5 million net of expenses. The balance of the income represents cash received from receivables that were previously fully reserved.









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                       CabelTel International Corporation
                           Consolidated Balance Sheets
                             (amounts in thousands)

                                                      September 30, December 31,
Assets                                                    2007         2006
                                                         ------       ------
                                                       (Unaudited)

Current assets
         Cash and cash equivalents                       $  108       $  324
         Notes and interest receivable - related party    1,612        1,428
         Other current assets                                38           36
         Assets held for sale                             6,564        7,047
                                                         ------       ------

                  Total current assets                    8,322        8,835

Property and equipment, at cost
         Land and improvements                               20           20
         Buildings and improvements                         172          169
         Equipment and furnishings                          317          290
                                                         ------       ------
                                                            509          479

          Less accumulated depreciation                     387          364
                                                         ------       ------
                                                            122          115

Deferred tax asset                                          491          491

Other assets                                                122          261
                                                         ------       ------

Total Assets                                             $9,057       $9,702
                                                         ======       ======




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                       CabelTel International Corporation
                     Consolidated Balance Sheets - Continued
                  (amounts in thousands, except share amounts)

                                                      September 30, December 31,
Liabilities and Stockholders' equity                      2007        2006
                                                        --------    --------
                                                      (Unaudited)

Current liabilities
         Accounts payable - trade                       $    200    $    439
         Accrued expenses                                    150         124
         Liabilities held for sale                         6,564       6,642
                                                        --------    --------

                  Total current liabilities                6,914       7,205

Other long-term liabilities                                  392         418
                                                        --------    --------

                  Total liabilities                        7,306       7,623

Stockholders' equity
         Preferred stock, Series B                             1           1
         Common stock $.01 par value; authorized,
               100,000,000 shares; 976,954 shares at
               September 30, 2006 and 986,939 shares at
               September 30, 2007 issued and outstanding      10          10
         Additional paid-in capital                       55,992      55,992
         Accumulated deficit                             (54,252)    (53,924)
                                                        --------    --------

                                                           1,751       2,079
                                                        --------    --------

Total Liabilities and Equity                            $  9,057    $  9,702
                                                        ========    ========


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                       CabelTel International Corporation
                      Consolidated Statements of Operations
                  (Amounts in thousands, except per share data)

                                                 For The Three Months  For The Nine Months
                                                 Ended September 30,   Ended September 30,
                                                    2007     2006        2007       2006
                                                  -------   -------    -------    -------
                                                     (Unaudited)           (Unaudited)

Revenue
   Real estate operations                         $   751       708    $ 2,233    $ 2,141
                                                  -------   -------    -------    -------

Operating expenses
   Real estate operations                             294       313        924      1,001
   Lease expense                                      232       233        691        707
   Corporate general and administrative               225       202        699        765
                                                  -------   -------    -------    -------
                                                      751       748      2,314      2,473
                                                  -------   -------    -------    -------

   Operating loss                                    --         (40)       (81)      (332)

Other income (expense)
   Interest income                                     28        95         84        417
   Interest expense                                  --         (91)      --         (486)
   Other                                               77       101        142      1,611
                                                  -------   -------    -------    -------
                                                      105       105        226      1,542
                                                  -------   -------    -------    -------

   Earnings from continuing operations                105        65        145      1,210
   Provision for income taxes                        --        --         --          330
                                                  -------   -------    -------    -------
   Net income from continuing operations              105        65        145        880

Discontinued operations
   Loss from operations                              --        (193)      (159)      (206)
   Income (loss) from sale of assets                 --        --         (314)       418
                                                  -------   -------    -------    -------
   Net income (loss) on discontinued operations      --        (193)      (473)       212
                                                  -------   -------    -------    -------

Net income (loss) applicable to common shares     $   105   $  (128)   $  (328)   $ 1,092
                                                  =======   =======    =======    =======

Net earnings (loss) per common share -
          basic and diluted
   Continuing operations                          $  0.11   $  0.06    $  0.15    $  0.90
   Discontinued operations                           --       (0.19)     (0.48)      0.21
                                                  -------   -------    -------    -------
   Net income (loss) per share                    $  0.11   $ (0.13)   $ (0.33)   $  1.11

Weighted average of common and
   equivalent shares outstanding -
   basic and diluted                                  986       977        986        977


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